Exhibit 21.1

Subsidiaries of the Registrant

Warner Instruments LLC (United States)

Hoefer, Inc. (United States)

KD Scientific, Inc. (United States)

Biochrom US, Inc. (United States)

Denville Scientific, Inc. (United States)

Cartesian Technologies (United States)

Harvard Apparatus, Ltd. (United Kingdom)

Biochrom Ltd. (United Kingdom)

Scie-Plas Ltd. (United Kingdom)

International Market Supply Limited (UK)

Walden Precision Apparatus Ltd. (UK)

Harvard Apparatus, SARL (France)

Asys Hitech GmbH (Austria)

Hugo Sachs Elektronik Harvard Apparatus GmbH (Germany)

Ealing Scientific Ltd. Canada (doing business as Harvard Apparatus, Canada) (Canada)

Panlab s.l. (Spain)

FKA GSI US, Inc. (formerly Genomic Solutions, Inc.) (United States)

FKA GSI UK LTD. (formerly Genomic Solutions, Ltd.) (United Kingdom)

FKA GSAL LTD. (formerly Genomic Solutions Acquisitions, Ltd.) (United Kingdom)

FKA UBI, Inc. (formerly Union Biometrica, Inc.) (United States)

Genomic Solutions Canada Inc. (United States)

Coulbourn Instruments, LLC (United States)